Exhibit 10.1

FIFTH AMENDMENT OF LEASE

This is a Fifth Amendment of Lease (this “Amendment”) dated as of this 20th day of September 2024, by and between TVP, LLC, with a mailing address of P.O. Box 66749, Falmouth, Maine 04105 (hereinafter the “Landlord”), and ImmuCell Corporation with a mailing address of 56 Evergreen Drive, Portland, Maine 04103 (hereinafter the “Tenant”).

WHEREAS, the parties entered into an Indenture of Lease dated September 12, 2019, as amended by First Amendment of Lease dated June 15, 2020, as further amended by a Second Amendment of Lease dated August 15, 2022, as further amended by a letter agreement dated April 6, 2023, as further amended by a Third Amendment of Lease dated November 13, 2023, and Fourth Amendment of Lease dated June 11, 2024, (collectively, the “Original Lease”); and,

WHEREAS, the parties now wish to amend the Original Lease to adjust the Tenant’s payback for the funding for the certain Tenant improvement to the Demised Premises;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Lease is hereby amended as follows:

1. Capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Original Lease. The Original Lease, as amended by this Amendment, is the “Lease”.

2. In lieu of the Tenant’s payment of $368,743.00, due January 1, 2025, Landlord has agreed to accept payment as follows:

Payments for Tenant Improvements
January 1, 2025	$20,000.00
February 1, 2025	$20,000.00
March 1, 2025	$20,000.00
April 1, 2025	$20,000.00
May 1, 2025	$20,000.00
June 1, 2025	$20,000.00
July 1, 2025	$248,743.00

For avoidance of doubt, the amounts set forth above are in addition to all other amounts due under the Lease.

3. All payments are due without demand or offset, on or before the first day of the month, and all other Rent payments due under the Lease must be kept current, or this Amendment becomes null and void.

In all other respects, the terms and conditions of the Lease are hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

LANDLORD:
TVP, LLC

Witness:	/s/ Karen Twohig	By:	/s/ Richard J. McGoldrick
Richard J. McGoldrick, Manager

TENANT:
ImmuCell Corporation

Witness:	/s/ Jennifer Turkewitz	By:	/s/ Michael F. Brigham
Michael F. Brigham, Duly Authorized